Exhibit 10.20.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED MASTER LEASE

THIS FIRST AMENDMENT TO AMENDED AND RESTATED MASTER LEASE (this “Amendment”) is made this 25th day of September, 2013, by and between DOC-FSH EL PASO MEDICAL CENTER, LLC, a Wisconsin limited liability company (“Landlord”), and EAST EL PASO PHYSICIANS’ MEDICAL CENTER, LLC, a Texas limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Amended and Restated Master Lease dated August 31, 2013 (the “Lease”), for certain premises consisting of approximately 77,000 square feet situated on certain real property as more particularly described in the Lease (the “Premises”); and

WHEREAS, Landlord and Tenant mutually desire to amend the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, terms and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals; Capitalized Terms. The foregoing recitals are true and correct, and incorporated by reference as if more fully set forth herein. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

2. Tenant Allowance. As of the date of this Amendment, Landlord has agreed to provide Tenant the sum of One Million and 00/100 Dollars ($1,000,000.00) (the “Allowance”) for certain improvements, refurbishments, furniture, fixtures, equipment and services (“Tenant Improvements”) performed at the Premises. Tenant may use the Allowance for Tenant Improvements to the Premises, subject to the terms and conditions of the Lease. Tenant shall use the Allowance to pay for the costs of all the Tenant Improvements. Pursuant to the Lease, Tenant shall keep the Property free and clear from all judgments, liens and encumbrances.

3. Additional Rent. In consideration of the Allowance, commencing on November 1, 2013 and on the first day of each month thereafter until March 31, 2014, Tenant shall pay to Landlord as Additional Rent the sum of Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00). On March 31, 2014, Tenant shall pay to Landlord, as Additional Rent, the sum of One Million Seven Thousand Five Hundred and 00/100 Dollars ($1,007,500.00), consisting of an amount equal to the Allowance plus the monthly Additional Rent payment for March 2014 (the “Allowance Reimbursement”).

4. Base Rent. In the event that, on or before March 31, 2014, Tenant fails to pay to Landlord the Allowance Reimbursement, then Landlord and Tenant hereby agree that the annual Base Rent then-required to be paid under the Lease shall increase by One Hundred Thousand and 00/100 Dollars ($100,000.00) and that the monthly Base Rent amount then-required to be paid under the Lease shall increase by Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($8,333.33). Landlord and Tenant further agree that, on the first anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter, such increased annual Base Rent shall be increased by three percent (3%), as set forth in the Lease.

5. Miscellaneous. Except as specifically set forth herein, all remaining terms and conditions of the Lease shall remain unmodified and in full force and effect, and said terms and conditions are hereby acknowledged and ratified and may not be further amended or modified except in writing signed by the parties hereto. In the event of any conflict between the terms, conditions and provisions of the Lease and this Amendment, the terms, conditions and provisions of this Amendment shall prevail. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures transmitted via facsimile or in PDF or other format by electronic mail shall be binding upon Landlord and Tenant with the same force and effect as original signatures.

(Signatures contained on following pages.)

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

LANDLORD:

DOC-FSH EL PASO MEDICAL CENTER, LLC

By:	Physicians Realty, L.P., its Manager

	By:	Physicians Realty Trust, its general partner

By:
John T. Thomas, President & CEO

TENANT:

EAST EL PASO PHYSICIANS’ MEDICAL CENTER, LLC

By:	Foundation Surgical Hospital Holdings, LLC,
its Manager

By:
	Name:	Robert M. Byers
	Title:	Manager